INDEPENDENT AUDITORS' CONSENT


Board of Directors and Contract Holders
Northstar Variable Account

We consent to the incorporation by reference in this Post-Effective Amendment No. 4 to Registration Statement on Form N-4 (File No. 33-73058) of the Northstar Variable Account filed under the Securities Act of 1933 and the Investment Company Act of 1940, respectively, of our report dated February 7, 1997 on the audit of the financial statements of Northstar Variable Account as of December 31, 1996 and 1995 and for the period May 6, 1994 to December 31, 1994, and our report dated January 31, 1997, except for Note 14, as to which the date is February 23, 1997, on the audit of the consolidated financial statements of ReliaStar Life Insurance Company and subsidiaries as of and for the years ended December 31, 1996 and 1995 appearing in the Statement of Additional Information of such Registration Statement, and to the references to us under the heading "Financial Statements and Experts" appearing in the Prospectus and under the headings "Independent Auditors" and "Financial Statements" appearing in the Statement of Additional Information, all of which are part of such Registration Statement.



Minneapolis, Minnesota
July 7, 1997